Exhibit 99.1

TURTLE BEACH REPORTS SELECTED PRELIMINARY 2020 RESULTS
Sales and EBITDA Grow Sharply to Record Levels

San Diego, CA – February 10, 2021 – Turtle Beach Corporation (Nasdaq: HEAR), a leading gaming accessory business, is providing selected preliminary unaudited fourth quarter and full-year 2020 results.

Based on preliminary unaudited information, Turtle Beach expects to report full year 2020 sales between $358 million and $360 million compared to $234.7 million in 2019 reflecting an increase of over 52%. Fourth quarter 2020 sales are expected to be between $130 million and $132 million compared to $101.8 million reported in the fourth quarter of 2019 reflecting an increase of over 27%. Sales in the second half of 2020 are expected to total between $243 million and $245 million, an increase of over 64% compared to the second half of 2019.

“Driven by our exceptionally strong operational execution in a robust market for gaming accessories, our sales and adjusted EBITDA reached record levels in 2020,” said Juergen Stark, CEO, Turtle Beach. “We worked very closely with our retail partners and were able to quickly adjust supply to address the rapid market growth which allowed us to significantly outpace the rest of the market. We added to our already dominant position in console headsets, with eight of the top ten best selling models coming from Turtle Beach.1 In addition, we more than doubled our sales of ROCCAT PC accessories. We ended the year with $46 million in cash, no debt and a strong platform for expanding into new product categories and continuing to grow the business.”

Preliminary diluted earnings per share for the full year 2020, are expected to be between $2.26 and $2.35 compared to $1.04 in 2019, which included a valuation allowance benefit of $0.47 per diluted share in 2020. Excluding the valuation allowance as well as other adjustments, full year 2020 preliminary adjusted diluted earnings per share are expected to be between $2.11 and $2.20 compared to $0.74 in 2019. Full year share count is approximately 16.4 million for 2020 vs. 15.7 million in 2019, reflecting significantly higher average share price.

For the fourth quarter of 2020, preliminary diluted earnings per share are expected to be between $0.82 and $0.91 compared to $1.29 in the fourth quarter of 2019, which included the $0.47 per diluted share benefit from the release of a valuation allowance for income taxes. Preliminary adjusted diluted earnings per share for the fourth quarter of 2020 are expected to be between $0.73 and $0.82 compared to $0.83 in the fourth quarter of 2019. Fourth quarter share count is approximately 17.6 million in 2020 vs. 15.7 million in 2019.

The preliminary earnings per share estimate ranges assume an effective tax rate of approximately 26% to 28% and exclude potentially material positive or negative impacts from finalization of the tax provision and other potential adjustments.
Adjusted EBITDA for the full year 2020 is expected to be between $59 million and $61 million compared to $22.8 million in 2019. Adjusted EBITDA in the fourth quarter is expected to be between $21 million and $23 million compared to $16.6 million in the fourth quarter of 2019.

Mr. Stark added, “Over the past five years, we have delivered a CAGR of over 17% for sales and over 30% for adjusted EBITDA. The strong levels of sales, profit and cash flow we have achieved in recent years have given us ample resources to pursue new avenues of growth, and we intend to maintain the momentum. There has been a dramatic influx of new gamers into the market in recent years, as well as renewed interest on the part of existing gamers. The new Xbox Series X|S and PS5™ consoles from Microsoft and Sony, respectively, have seen extremely strong consumer demand but limited supply, which should fuel continued robust sales of consoles and console accessories in 2021. On top of that, our continued strong progress with an expanded portfolio of ROCCAT PC gaming accessories demonstrates our ability to drive growth in new categories. And we plan to offer several additional new product categories for 2021, the first of which is microphones, with the recently announced acquisition of Neat Microphones.

“As a result, even with record 2020 sales that reflected more than 50% growth over 2019, we expect to guide to sales growth in 2021 when we discuss our outlook on our earnings call in March. We plan to continue making investments to drive long term growth, including offering new gaming hardware categories and accelerated expansion into select geographic regions. We will be providing a more detailed outlook when we report our fourth quarter and full year 2020 results in March.”

Important Note on 2020 Preliminary Estimates:
The financial information included herein for the fourth quarter and full year 2020 are preliminary, unaudited estimates and may change materially, including as a result of the finalization of financial statements for the Company’s fourth quarter and full year ended December 31, 2020, review of inventory levels that could require additional reserves, review of sales-related reserves, review of the provision for income taxes, including an assessment of any valuation allowance, completion of the annual goodwill assessment, finalization of the audit by the Company’s independent registered public accounting firm, and other factors and adjustments related to the Company’s financial reporting process. The preliminary, unaudited estimates are based on the Company’s internal estimates and information available as of the date hereof. There can be no assurance that our final results for the year will not differ from these estimates and that such changes will not be material; accordingly, these statements should not be viewed or relied upon as a substitute for complete audited financial statements prepared in accordance with generally accepted accounting principles (GAAP) or as a measure of our actual performance. The Company’s final audited results for fourth quarter and full year 2020 are expected to be released by mid-March 2021 as part of the report on form 10-K for 2020.

The Company has included in this release of preliminary results adjusted EBITDA and adjusted earnings per share, which the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that adjusted EBITDA and adjusted earnings per share, when read in conjunction with the Company’s GAAP financial measures, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock- based compensation (non-cash), and certain special items that we believe are not representative of core operations, including but not limited to the integration and transaction costs related to acquisitions. “Adjusted earnings per share” is defined by the Company as net income (loss) excluding integration and transaction costs related to acquisitions and excluding the effect of the mark-to-market requirement of the financial instrument obligation, and certain special items that we believe are not representative of core operations, divided by the weighted average diluted number of shares. The Company will provide a reconciliation of non-GAAP measures to the related GAAP measure in its fourth quarter and full year 2020 earnings release by mid-March 2021.

About Turtle Beach Corporation
Turtle Beach Corporation (https://corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Turtle Beach brand (www.turtlebeach.com) is known for pioneering first-to-market features and patented innovations in high-quality, comfort-driven headsets for all levels of gamer, making it a fan-favorite brand and the market leader in console gaming audio for the last decade. Turtle Beach’s ROCCAT brand (www.roccat.org) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products. Under the ROCCAT brand, Turtle Beach creates award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s Neat Microphones brand (www.neatmic.com) creates high-quality USB and analog microphones for gamers, streamers, and professionals that embrace cutting-edge technology and design. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

1Source: The NPD Group/Retail Tracking Service/Video Games/Dollars/U.S. and Canada/Jan- Dec 2020 update
Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

For Investor Information, Contact:                             For Media Information, Contact:
Sean McGowan or Cody Slach                                           MacLean Marshall
Gateway Investor Relations                                                    Sr. Director – Brand & PR/Communications
On Behalf of Turtle Beach                                                          Turtle Beach Corp.
949.574.3860                                                                                                            858.914.5093
HEAR@gatewayir.com                                                                      maclean.marshall@turtlebeach.com